                                       EXHIBIT (11)

                              BAKER & HOSTETLER
                       65 East State Street, Suite 2100
                          Columbus, Ohio  43215-4260
                                (614) 228-1541



                               December 7, 1995



The Cardinal Group
155 East Broad Street
Columbus, Ohio  43215

  Subject: THE CARDINAL GROUP (THE "GROUP") -- REGISTRATION STATEMENT ON FORM N-14, FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

  In connection with the filing of the Registration Statement, it is our opinion that, upon the effectiveness of the Registration Statement, the indefinite number of units of beneficial interest, without par value, of The Cardinal Fund, Cardinal Government Obligations Fund, Cardinal Government Securities Money Market Fund and Cardinal Tax Exempt Money Market Fund, four new investment portfolios of the Group, when issued as described in the Registration Statement and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                               Very truly yours,



                                                               BAKER & HOSTETLER